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                                                                     Exhibit 1.1



                         BANC OF AMERICA SECURITIES LLC
                        BANK OF AMERICA CORPORATE CENTER
                      100 NORTH TRYON STREET, SEVENTH FLOOR
                               CHARLOTTE, NC 28255


March 7, 2001

Kellstrom Industries, Inc.
1100 International Parkway
Sunrise, Florida  33323

Attn:  Yoav Stern
       Chairman of the Board

Ladies and Gentlemen:

         This letter agreement (the "AGREEMENT") will confirm the understanding between Kellstrom Industries, Inc., a Delaware corporation (the "COMPANY"), and Banc of America Securities LLC ("BAS" or the "DEALER MANAGER"), pursuant to which the Company has retained BAS to act as the exclusive dealer manager on the terms and subject to the conditions set forth herein, in connection with the Company's proposed exchange offer for its 5 3/4% convertible subordinated notes due 2002 and 5 1/2% convertible subordinated notes due 2003 (the "OLD NOTES").

         The Company proposes to offer to exchange (collectively referred to as the "OFFER"): (i) $1,000 in principal amount of its new 8 1/2% senior subordinated notes due March 31, 2008 (the "NEW 8 1/2% NOTES"), subject to a maximum of $30,000,000 aggregate principal amount of Old Notes to be exchanged for the New 8 1/2% Notes, or (ii) $1,000 in principal amount of its new 6% convertible subordinated notes due December 31, 2008 (the "NEW 6% NOTES," and together with the New 8 1/2% Notes, the "NEW NOTES") for every $1,000 in principle amount of the Old Notes that are tendered. The New 8 1/2% Notes are to be guaranteed (the "GUARANTEES") by certain subsidiaries (the "GUARANTORS") of the Company. The Offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") and the Prospectus and Exchange Offer (the "PROSPECTUS") contained therein (including all information incorporated by reference therein and exhibits, appendices and attachments thereto, as amended, modified or supplemented from time to time, the "EXCHANGE OFFER").

         The holders of the Old Notes are hereinafter referred to as the "HOLDERS."



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         Capitalized terms used and not defined in this letter agreement shall have the meanings assigned to them in the Exchange Offer.

         1.       Engagement.

         Subject to the terms and conditions set forth herein:

                  (a) The Company hereby retains the Dealer Manager, and the Dealer Manager agrees to act, as the exclusive dealer manager to the Company in connection with the Offer until the date on which the Offer expires or is earlier terminated in accordance with its terms. BAS will advise the Company with respect to the terms and timing of the Offer and assist the Company in preparing any documents (including the Exchange Offer) to be delivered by the Company to the Holders or used in connection with the Offer (collectively, the "DOCUMENTS"). The Company authorizes BAS, in accordance with its customary practices and consistent with industry practice and all applicable laws, to communicate generally regarding the Offer with the Holders and their authorized agents in connection with the Offer.

                  (b) The Company acknowledges that BAS has been retained solely to provide the services set forth in this Agreement. In rendering such services, BAS shall act as an independent contractor, and any duties of BAS arising out of its engagement hereunder shall be owed solely to the Company. The Company also acknowledges that (i) the Documents have been or will be prepared and approved by and are the sole responsibility of the Company, (ii) BAS shall not be deemed to act as an agent of the Company or any of its affiliates (except that in any jurisdiction in which the Offer is required to be made by a registered licensed broker or dealer, it shall be deemed made by the Dealer Manager on behalf of the Company) and neither the Company nor any of its affiliates shall be deemed to act as the agent of BAS and (iii) no securities broker, dealer, bank or trust company shall be deemed to act as the agent of BAS or as the agent of the Company or any of its affiliates, and BAS shall not be deemed to act as the agent of any securities broker, dealer, bank or trust company. BAS shall not have any liability in tort, contract or otherwise to the Company or to any of its affiliates for any act or omission on the part of any securities broker or dealer or any bank or trust company or any other person except to the extent that such liability arises out of the gross negligence, bad faith or the willful misconduct of BAS.

                  (c) The Company acknowledges that the Dealer Manager is a securities firm that is engaged in securities trading and brokerage activities as well as in providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, the Dealer Manager and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company and its affiliates or other entities that may be involved in the transactions contemplated hereby.

                  (d) BAS agrees, in accordance with its customary practice and consistent with industry practice and in accordance with applicable law and the Offer, to perform those services in connection with the Offer as are customarily performed by investment banks in connection with similar transactions of a like nature, including, but not limited to, using all reasonable efforts to solicit tenders of Old Notes pursuant to the Offer and





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         communicating generally regarding the Offer with brokers, dealers, commercial banks and trust companies and other Holders.

                  (e) The Company shall arrange for D.F. King & Co., Inc. to act as information agent (the "INFORMATION AGENT") in connection with the Offer and, as such, to advise the Dealer Manager promptly as to such matters relating to the Offer as the Dealer Manager may reasonably request. The Company shall arrange with First Union National Bank to act as the exchange agent (the "EXCHANGE AGENT") in connection with the Offer, and as such to advise the Dealer Manager promptly as to such matters relating to the Offer as the Dealer Manager may reasonably request. In addition, the Company hereby authorizes the Dealer Manager to communicate with the Information Agent, the Exchange Agent, The Depository Trust Company and others as appropriate and customary with respect to matters relating to the Offer.

                  (f) The Company shall furnish the Dealer Manager, or make efforts to cause the Trustee or registrars for the Old Notes to furnish the Dealer Manager, as soon as practicable, with cards or lists or copies thereof showing the names of persons who were the Holders of record of Old Notes as of the date or dates specified by the Dealer Manager and, to the extent reasonably available to the Company, the beneficial Holders of the Old Notes as of such date or dates, together with their addresses and the principal amount of Old Notes held by them. Additionally, the Company shall update such information from time to time during the term of this Agreement as reasonably requested by the Dealer Manager and to the extent such information is reasonably available to the Company within the time constraints specified.

                  (g) The Company agrees to advise the Dealer Manager promptly of the occurrence of any event, of which it becomes aware, which could cause or require the Company to withdraw, rescind or modify the Documents. In addition, if any event occurs as a result of which it shall be necessary to amend or supplement any Documents in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, the Company shall, promptly upon becoming aware of any such event, advise the Dealer Manager of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Documents to the Dealer Manager, so that the statements in such Documents, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading in any material respect.

                  (h) Except as otherwise required by law or regulation, the Company will not use externally or publish any material in connection with the Offer, or refer to the Dealer Manager in any such material, without the prior approval of the Dealer Manager (which shall not be unreasonably withheld). The Company, upon receiving such approval, will promptly furnish the Dealer Manager with as many copies of such approved materials as the Dealer Manager may reasonably request.



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                  (i) The Company will promptly inform the Dealer Manager of any litigation or administrative or similar proceeding of which it becomes aware which is initiated or threatened with respect to the Offer.

                  (j) Upon completion of the Offer, the Company agrees to deliver promptly, in accordance with the terms of the Documents, the applicable consideration for the Old Notes to the Holders entitled thereto.

         2.       Fees and Expenses.

                  (a) In consideration of services provided hereunder as the Dealer Manager, the Company shall pay the Dealer Manager the cash fees as set forth in that certain engagement letter from BAS with the Company dated as of January 30, 2001 (the "ENGAGEMENT LETTER"), and the provisions of the Engagement Letter regarding fees to be paid by the Company for the services of BAS are incorporated by reference herein as if restated herein in full.

                  (b) Whether or not any Old Notes are tendered pursuant to the Offer or in the event that this Agreement is terminated by either the Company or the Dealer Manager in accordance with the provisions contained herein, the Company shall (x) pay all expenses of (i) the preparation, printing, mailing and publishing of the Documents, (ii) any and all amounts payable to securities brokers and dealers (including the Dealer Manager), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Documents to their customers, and of any forwarding agent, and all other expenses of the Company, (iii) all reasonable fees and expenses of the Information Agent and the Exchange Agent, (iv) all advertising charges incurred with prior written approval of the Company, (v) all other expenses in connection with the Offer, and (y) reimburse the Dealer Manager for all reasonable expenses incurred by the Dealer Manager in connection with its services as Dealer Manager under this Agreement, including its reasonable out of pocket expenses and the reasonable fees and expenses of Moore & Van Allen PLLC, counsel to the Dealer Manager.

         3.       Termination.

         Subject to Section 8 hereof, this Agreement may be terminated by the Company on the date the Company terminates (by notice in writing to the Dealer Manager) or withdraws the Offer.

         4.       Representations and Warranties by the Company.

         The Company represents and warrants to the Dealer Manager (i) on the date hereof, (ii) on each date that any Documents are published, sent, given or otherwise distributed, (iii) on the date of exchange of New Notes and/or cash for the Old Notes by the Company pursuant to the Offer, (iv) with respect to the issuance of shares of common stock (the "COMMON STOCK")




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issuable upon conversion of the New 6% Notes, upon such issuance, and (v) upon the consummation of the Offer that:

                  (a) Each of the Company and its subsidiaries (including when referred to herein any direct and indirect subsidiaries) has been duly formed and is validly existing (in the case of the Company, as a corporation) and in good standing under the laws of the jurisdiction of its formation.

                  (b) The Company (i) has all necessary corporate power and authority to execute and deliver this Agreement, and to perform all its obligations hereunder to issue the New Notes, to issue the Common Stock, and to pay any consideration in exchange for the Old Notes to consummate the Offer in accordance with its terms, and (ii) shall use all commercially reasonable efforts to take on a timely basis all actions necessary or required in relation to the Offer. Each of the Guarantors has all necessary corporate power and authority to issue its Guarantee.

                  (c) The Company has taken all necessary corporate action to authorize the making and consummation of the Offer and the execution, delivery and performance by the Company of this Agreement; and this Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by the Dealer Manager, constitutes a valid and legally binding agreement of the Company.

                  (d) Each of the New Notes has been duly authorized by the Company for issuance and exchange pursuant to the Offer and, when duly executed, authenticated, issued and delivered in the manner provided for in the New Indentures (as defined below) against payment of the consideration therefor as contemplated by the Offer, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. The New Notes will be substantially in the form contemplated by, and entitled to the benefits of, the New Indentures. Upon or prior to the exchange of New Notes for Old Notes by the Company pursuant to the Offer, the Common Stock shall have been duly authorized by the Company for issuance upon conversion of New 6% Notes, and, upon such conversion and issuance, the Common Stock shall have been validly issued, fully paid and non-assessable. Upon or prior to the exchange of New Notes for Old Notes by the Company pursuant to the Offer, each of the Guarantees shall have been duly authorized by its Guarantor for issuance pursuant to the Offer and, when duly executed, issued and delivered in the manner provided for in the indenture pursuant to which the New 8 1/2% Notes are issued (the "8 1/2% NOTE INDENTURE") as contemplated by the Offer, will constitute a valid, legal and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. The Guarantees will be substantially in the form contemplated by the New 8 1/2% Note Indenture.




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                  (e) Each of the New Indentures shall have been duly
         authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                  (f) The New Notes, the Guarantees and the Common Stock will conform in all material respects to the descriptions thereof contained in the Prospectus and, when issued, the New Notes and the Guarantees will be in substantially the form required by each of the New Indentures, as filed as an exhibit to the Registration Statement.

                  (g) The Offer meets the eligibility requirements for use of Form S-4 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Upon issuance of the New Notes and upon consummation of the transactions contemplated by the Offer, each indenture pursuant to which the New Notes are issued (the "NEW INDENTURES") shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (h) The Company will use all reasonable efforts to qualify the New Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic and foreign) as contemplated by the Offer and shall maintain such qualifications in effect for so long as required for the distribution of the New Notes; PROVIDED, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (i) The Offer and the Documents (including the documents incorporated or deemed to be incorporated by reference into the Documents) comply and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the federal securities laws and the Trust Indenture Act and with all applicable foreign, local or state securities laws, and, in each case, the rules and regulations thereunder; and the Documents (including the documents incorporated or deemed to be incorporated by reference into the Documents) do not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The financial statements, together with related schedules, included or incorporated by reference in each of the Documents present fairly the consolidated financial position, results of operations, stockholder's equity and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they relate; and such statements and related schedules have




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         been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

                  (k) The Offer pursuant to the terms of the Documents, including the receipt of certain third party consents, and the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby and thereby (x) do not and will not conflict with, or result in a breach or violation of, or constitute a default under, any of the provisions of the New Indentures or of the charter or bylaws (or similar organizational documents) of the Company or any other note, indenture (including without limitation the indentures governing the Old Notes), loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries or affiliates is a party or by which any of them is bound or to which any of their properties or assets is subject, and (y) will not result in any violation of any law, rule or regulation or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets.

                  (l) No consent, approval, authorization or order of, or registration, qualification or filing with, any court or regulatory authority or other governmental agency or instrumentality is or will be required in connection with the making or consummation of the Offer or the execution, delivery or performance by the Company of this Agreement and the transactions contemplated hereby, except as such may be described in the Exchange Offer or such as would not have a material adverse effect on the operations, assets, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries or affiliates, or on the ability of the parties to consummate the Offer as contemplated thereby (a "MATERIAL ADVERSE EFFECT").

                  (m) The Company shall advise the Dealer Manager promptly of
         (i) the occurrence of any event of which the Company becomes aware which could cause the Company to withdraw, rescind or terminate the Offer or would permit the Company to exercise any right not to purchase or exchange Old Notes tendered under the Offer, (ii) the occurrence of any event of which the Company becomes aware, or the discovery by the Company of any fact, the occurrence or existence of which it believes would make it necessary or advisable to make any change in the Documents being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) any proposal or requirement to make, amend or supplement any Document or any filing in connection with the Offer pursuant to the Securities Act, the Exchange Act, the Trust Indenture Act or any applicable law, rule or regulation, (iv) its awareness of the issuance by any regulatory authority of any comment or order or the taking of any other action concerning the Offer (and, if in writing, will furnish the Dealer Manager with a copy thereof), (v) its awareness of any material developments in connection with the Offer or its ability to finance the expenses thereof including, without limitation, the commencement of any lawsuit relating to the Offer and (vi) any other information known to the Company relating to the Offer, the Documents or this Agreement which the Dealer Manager may from time to time reasonably request.



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                  (n) There is no action, suit or proceeding before or by any court or governmental agency or body now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which would adversely affect in any material respect the Offer pursuant to the terms of the Documents or the effectiveness of this Agreement.

         The representations and warranties set forth in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Person (as defined in Annex A attached hereto) or (ii) any termination of this Agreement.

         5.       Conditions and Obligations.

         The obligations of the Dealer Manager to act as a Dealer Manager hereunder shall at all times be subject, in its discretion, to the conditions that:

                  (a) All representations and warranties of the Company contained herein or in any certificate or writing delivered hereunder at all times during the Offer shall be true and correct in all material respects.

                  (b) The Company at all times during the Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.

                  (c) Counsel for the Company shall have delivered to the Dealer Manager an opinion, on the date of closing of the Offer, reasonably acceptable to the Dealer Manager, dated such date and covering substantially the following matters:

                           (i) The Company is validly existing as a corporation
                  in good standing under the laws of Delaware.

                           (ii) (a) The Company has duly taken all necessary
                  corporate action to authorize the making and consummation of the Offer pursuant to the terms of the Documents and the execution, delivery and performance by the Company of this Agreement, and (b) this Agreement has been duly executed and delivered by the Company.

                           (iii) The New Notes have been duly authorized by the
                  Company and, when executed, authenticated, and issued in accordance with the provisions of the New Indentures and delivered and exchanged as contemplated by the Offer, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of the courts in granting equitable remedies; and the New Notes will be entitled to the benefits of the New Indentures. The New Notes will in all material





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                  respects be in the form contemplated by the New Indentures.
                  Upon or prior to the exchange of New Notes for Old Notes by the Company pursuant to the Offer, the Common Stock shall have been duly authorized by the Company for issuance upon conversion of New 6% Notes, and, upon such conversion and issuance, the Common Stock shall have been validly issued, fully paid and non-assessable. Each of the Guarantors has all necessary corporate power and authority to issue its Guarantee.

                           (iv) Each of the New Indentures has been duly
                  authorized, executed and delivered by the Company and, assuming that the Trustee has satisfied all legal requirements that are applicable to it to the extent necessary to make the New Indentures enforceable against it, each of the New Indentures constitutes a legal, valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of the courts in granting equitable remedies; and each of the New Indentures has been duly qualified under the Trust Indenture Act.

                           (v) The New Notes, the Guarantees, the New Indentures
                  and the Common Stock conform in all material aspects to the descriptions thereof in the Prospectus.

                           (vi) The statements in the Prospectus under the
                  caption "Description of the Old Notes," "Description of the New Notes," "Comparison of the Old Notes and the New Notes," "Description of Common Stock," "United States Federal Income Tax Consequences" (or similar captions), and in the Registration Statement under Item 20, insofar as such statements constitute matters law, summaries of legal matters, the Company's Articles of Incorporation and Bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                           (vii) The Registration Statement has become effective
                  under the Securities Act and the Prospectus has been filed pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424. To our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.

                           (viii) The Registration Statement, as of its
                  effective date, and the Prospectus, as of its date and upon consummation of the transactions contemplated by the Offer, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder (in each case other than the financial statements and supporting schedules, and the Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion).



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                           (ix) Each document incorporated by reference in the
                  Registration Statement and the Prospectus (in each case other than the financial statements and the related schedules and the Form T-1 included or incorporated by reference therein), when it was filed with the Securities and Exchange Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                           (x) Assuming the due authorization, execution and
                  delivery of this Agreement by the Dealer Manager, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law), and except that rights to indemnification or contribution contained in this Agreement may be limited by federal or state laws or public policy relating thereto.

                           (xi) The making and consummation of the Offer
                  pursuant to the terms of the Documents and the execution, delivery and performance by the Company and the Guarantors, as the case may be, of this Agreement, the New Indentures, the Documents and the transactions related hereto and thereto (A) do not and will not conflict with, or result in a breach or violation of, or constitute a default under, the charter or bylaws (or similar organizational documents) of the Company or the Guarantor, as the case may be, or of any material note, indenture (including without limitation the indentures governing the Old Notes), loan agreement, mortgage or other agreement, instrument or undertaking of which counsel has knowledge to which the Company or the Guarantor, as the case may be, or any of the Company's subsidiaries or affiliates is a party or by which any of them is bound or any of their respective subsidiaries or affiliates is a party or by which any of them is bound or to which any of their respective properties or assets is subject, in each case of which counsel has knowledge, and (B) will not result in a violation of any corporate or federal, or to such counsel's knowledge foreign, law, rule or regulation applicable to, or any order known to such counsel of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or the Guarantor, as the case may be, or any of the Company's subsidiaries or affiliates or any of their respective properties or assets and will comply in all material respects with the requirements of all applicable federal securities laws, rules and regulations.

                           (xii) Except for filings under state securities laws,
                  no consent, approval, authorization, order of, or registration, qualification or filing with, any court or regulatory authority or governmental agency or instrumentality is or will be required in connection with the making and consummation of the Offer pursuant to the terms of the Documents or the execution, delivery and performance by the





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                  Company or the Guarantors, as the case may be, of this
                  Agreement and the transactions contemplated hereby.

         In giving the opinions required by this Section 5, such counsel shall additionally state that such counsel has participated in conferences and discussions with the Company, the Dealer Manager, the Dealer Manager's counsel and others in the course of the preparation by the Company of the Offer, at which conferences the contents of the Exchange Offer and other related documents were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the information included in the Registration Statement and in the Prospectus (except for the opinion rendered in item 5(c)(vi) above), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement or the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no view with respect to the financial statements and the related schedules thereto, contained, or incorporated by reference in the Registration Statement and the Prospectus).

         6.       Indemnification.

         In consideration of the engagement hereunder, the Company shall indemnify and hold BAS harmless, and BAS shall indemnify and hold the Company harmless, in each case to the extent set forth in ANNEX A hereto, which provisions are incorporated by reference herein and constitute a part hereof.

         7.       Confidentiality.

         BAS shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information, PROVIDED that nothing herein shall prevent BAS from disclosing any such information (i) pursuant to the order of any court or administrative or similar proceeding, (ii) upon the request or demand of any regulatory authority having jurisdiction over BAS or any of its affiliates, (iii) to the extent that such information is or becomes publicly available other than by reason of disclosure by BAS in contravention of this Agreement or (iv) to its employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information. With respect to clause (i) or (ii) above, prior to making any such disclosure, BAS shall notify the Company of such order or request and use commercially reasonable efforts to cooperate with the Company, at the Company's expense, in seeking a protective order or taking such action as the Company may reasonably request, consistent with applicable law. Notwithstanding the foregoing provisions of this Section 7, BAS may share any information or matters relating to the Company, the Offer and the transactions contemplated hereby with its affiliates, and such affiliates may likewise share information relating to the Company with BAS, PROVIDED that such affiliates need to know such information and are informed of the confidential nature of such information. BAS shall be responsible for compliance by its affiliates with this
Section 7.

         8.       Survival.

         The agreements contained in Sections 1(b), 2, 6 and 7 and the representations and warranties of the Company set forth in Section 4 hereof shall survive any termination or cancellation of this Agreement, any completion of the engagement provided by this Agreement and any investigation made by or on behalf of the Company, BAS or any Indemnified Person (as defined in ANNEX A) and shall survive the termination or consummation of the Offer.

         9.       Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that State. THE COMPANY AND BAS IRREVOCABLY AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.      Notices.

         Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to (i) the Company, such notice shall be in writing addressed to Kellstrom Industries, Inc., 1100 International Parkway, Sunrise, Florida 33323, Attention: Yoav Stern, facsimile number: (954) 858-2150, with a copy to Akerman, Senterfitt & Eidson, P.A., Las Olas Centre II, Suite 1600, 350 East Las Olas Boulevard, Ft. Lauderdale, Florida 33301-2229, Attention: Bruce I. March, Esq., facsimile number: (954) 463-2224, and (ii) BAS, such notice shall be in writing addressed to Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, Seventh Floor, Charlotte, North Carolina 28255, Attention: Samuel
P. McNeil, Jr., facsimile number: (704) 388-0830.

         11.      Miscellaneous.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto, other than with respect to the Engagement Letter as provided above in Section 2(a). This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not part of this Agreement. This Agreement is solely for the benefit of the Company and BAS, and no other person (except for Indemnified Persons, to the extent set forth in ANNEX A hereto) shall acquire or have any rights under or by virtue of this Agreement. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and BAS shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

         If the foregoing correctly sets forth your understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to BAS the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.



Very truly yours,



BANC OF AMERICA SECURITIES LLC
100 North Tryon Street
Seventh Floor
Charlotte, NC  28255



By: /s/ Samuel P. McNeil, Jr.
   --------------------------------------------------
Name:    Samuel P. McNeil, Jr.
Title:   Principal


Accepted and agreed to as of the date first written above:

KELLSTROM INDUSTRIES, INC.



By: /s/ Zivi R. Nedivi
   --------------------------------------------------
Name:    Zivi R. Nedivi
Title:   President and Chief Executive Officer

                                     ANNEX A
        TO THAT CERTAIN DEALER MANAGER LETTER AGREEMENT (THE "AGREEMENT")
                            DATED AS OF MARCH 7, 2001
      BETWEEN BANC OF AMERICA SECURITIES LLC AND KELLSTROM INDUSTRIES, INC.



         The Company shall indemnify and hold harmless the Dealer Manager and the Dealer Manager's affiliates and officers, directors, employees, legal counsel, independent auditors, agents and controlling persons (each a "DEALER MANAGER INDEMNIFIED Person") from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Dealer Manager Indemnified Person may become subject arising out of or based upon (A) any untrue or alleged untrue statement of a material fact contained in the Documents or any of the documents incorporated by reference therein or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing indemnity with respect to any such untrue statement or omission shall not inure to the benefit of such Dealer Manager Indemnified Person if, and to the extent that the Company is materially prejudiced thereby, the Company shall sustain the burden of proving, and a determination shall have been made by a court of competent jurisdiction by final and nonappealable judgment, that (i) the untrue statement or omission contained in the Documents was corrected in a subsequent amendment thereto; (ii) the person asserting any such claim was not sent or given a copy of the amended Document (excluding any documents incorporated by reference) which corrected the untrue statement or omission at or prior to the purchase or exchange of such Old Notes if required by applicable law; and (iii) the Company had previously satisfied its obligation to provide a sufficient number of copies of the Documents for distribution to Holders; (B) any withdrawal, termination, rescission or modification of, or failure to purchase or exchange Old Notes properly tendered pursuant to, the Offer; (C) any breach by the Company of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement to which this Annex A is attached; or (D) the transactions contemplated by the Agreement to which this Annex A is attached or the performance by the Dealer Manager thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing (collectively, "DEALER MANAGER PROCEEDINGS"), regardless of whether any of such Dealer Manager Indemnified Persons is a party thereto, and to reimburse such Dealer Manager Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing, PROVIDED that such indemnification will not, as to any Dealer Manager Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are (i) in the case of clause (A) above, caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to the Dealer Manager furnished in writing to the Company by the Dealer Manager expressly for inclusion in the Documents as specified herein, or (ii) in the case of clause (D) above, finally judicially determined to have resulted from the gross negligence or willful misconduct of such Dealer Manager Indemnified Person.

         The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Company and its subsidiaries jointly and severally agree, subject to the provisions of this ANNEX A, to indemnify the Dealer Manager Indemnified Person from and against any loss, damage, liability or expense by reason of such settlement.

         The Dealer Manager shall indemnify and hold harmless the Company and its affiliates and officers, directors, employees, legal counsel, independent auditors, agents and controlling persons (each a "COMPANY INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Company Indemnified Person may become subject arising out of or based upon the transactions contemplated by the Agreement to which this Annex A is attached or the performance by the Company thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing ("COMPANY PROCEEDINGS") regardless of whether any of such Company Indemnified Persons is a party thereto, and to reimburse such Company Indemnified Persons for any reasonable legal or other reasonable out of pocket expenses as they are incurred in connection with investigating or defending any of the foregoing, but only to the extent such losses, claims, damages, liabilities or expenses that are finally judicially determined to have resulted from (x) the gross negligence or willful misconduct of any Dealer Manager Indemnified Person, or (y) any material misstatement or omission that is made in reliance upon and in conformity with information relating to the Dealer Manager furnished in writing to the Company by the Dealer Manager expressly for inclusion in the Documents. The Company acknowledges that such information in
(y) above refers to the penultimate line on the cover page and the last line on the back cover page of the Prospectus (and elsewhere in the Documents) specifying the identity, address and phone number of BAS. The terms "Dealer Manager Indemnified Person" and "Company Indemnified Person" are herein collectively referred to as an "INDEMNIFIED PERSON" and the terms "Dealer Manager Proceedings" and "Company Proceedings" are herein collectively referred to as "PROCEEDINGS".

         The Dealer Manager shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Dealer Manager agrees, subject to the provisions of this Annex A, to indemnify the Company Indemnified Person from and against any loss, damage or liability by reason of such settlement.

         Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against the Company or the Dealer Manager, as the case may be, as indemnifying party (the "INDEMNIFYING PARTY") for indemnification hereunder, notify such Indemnifying Party in writing of the commencement thereof; PROVIDED that (i) the failure so to notify the Indemnifying Party will not relieve any Indemnifying Party from any liability which it may have hereunder except to the extent such failure to give notice results in the loss or compromise of any material rights or defenses of the Indemnifying Party or otherwise materially prejudices such Indemnifying Party, and (ii) the failure so to notify such Indemnifying Party will not relieve any Indemnifying Party from any liability which it may have to such Indemnified Person otherwise than on account of the Agreement or this ANNEX A. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, PROVIDED that if the defendants in any such Proceeding include both such Indemnified Person and the Indemnifying Party and counsel to such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party or its affiliates, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person, it being understood, however, that counsel for all Indemnified Persons shall be designated in writing by BAS so long as it is one of the Indemnified Persons or by mutual agreement if it is not such a person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings within 30 days after receipt of such notice and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation and in addition to any local counsel) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Indemnified Party, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed separate counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Party fails to assume such defense within the 30 days specified above, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. The Indemnifying Party shall not effect, without the prior written consent of the Indemnified Person, any settlement of any pending or threatened Proceedings unless such settlement includes an unconditional release from the party bringing such Proceedings of such Indemnified Person and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         If at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for reasonable fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement of the nature contemplated by the preceding paragraphs effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, an Indemnifying Party shall not be liable for any settlement of the nature contemplated by the preceding paragraphs effected without its consent if such Indemnifying Party (a) reimburses such Indemnified Party in accordance with such request to the extent it considers such request to be reasonable and (b) provides written notice to the Indemnified Party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand, but also the relative fault of the Indemnifying Party on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relevant benefits to the Company (including its affiliates, officers, directors, employees, legal counsel, independent auditors, agents and controlling persons) on the one hand and the Dealer Manager (including its affiliates, officers, directors, employees, agents and controlling persons) on the other hand shall be deemed to be in the same proportion as (i) the aggregate original principal amount of the Old Notes outstanding bears to (ii) the fee paid or proposed to be paid to the Dealer Manager pursuant to Section 2 of the Agreement to which this Annex A is attached. The relative fault of the Indemnifying Party on the one hand and the Indemnified Person on the other hand relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Indemnifying Party and its affiliates or the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The indemnity, reimbursement and contribution obligations of an Indemnifying Party under this ANNEX A shall be in addition to any liability which such Indemnifying Party may otherwise have to an Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Indemnifying Party and any such Indemnified Person. Notwithstanding the foregoing, in no event shall the Dealer Manager be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by the Dealer Manager pursuant to the Agreement to which this Annex A is attached.

         Capitalized terms used but not defined in this ANNEX A have the meanings assigned to such terms in the Agreement to which this Annex A is attached.